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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K into the previously filed Snap-on Tools Corporation S-8 Registration Statement (No. 33-57898) for the Snap-on Tools 401(k) Personal Savings Plan, Snap-on Tools Corporation Personal Savings Plan for Collective Bargained Groups, and Sun Electric Corporation Retirement Savings Plan.



                                              /s/ Arthur Andersen & Co.

Milwaukee, Wisconsin
July 11, 1994



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